UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 20, 2005
Date of Report (Date of earliest event reported)

ARGONAUT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-31019 (Commission File Number)	94-3216714 (IRS Employer Identification No.)

220 Saginaw Drive
Redwood City, California 94063
(Address of principal executive offices, including zip code)

(650) 716-1600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

     On April 20, 2005, Argonaut Technologies, Inc. (the “Company”) filed an application to have its common stock traded on The NASDAQ SmallCap Market because its common stock no longer meets the $1.00 minimum bid requirement to be listed on The NASDAQ National Market. The transfer of the Company’s common stock to The NASDAQ SmallCap Market is expected to be effective following NASDAQ’s review of the Company’s application.

Item 7.01. Regulation FD Disclosure.

     On April 27, 2005, the Company issued a press release announcing that it had applied to transfer its common stock listing to The NASDAQ SmallCap Market and that it had received a going concern qualification from Ernst & Young LLP, its Independent Registered Public Accounting Firm, in connection with the filing of its Annual Report on Form 10-K filed on April 21, 2005. A copy of the press release is attached to this report as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit
No.	Description
99.1	Press release dated April 27, 2005 announcing the application of transfer of common stock listing and receipt of going concern qualification from Ernst & Young LLP.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGONAUT TECHNOLOGIES, INC.
/s/ Lissa A. Goldenstein
Lissa A. Goldenstein
President and Chief Executive Officer

Date: April 28, 2005

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press release dated April 27, 2005 announcing the application of transfer of common stock listing and receipt of going concern qualification from Ernst & Young LLP.